SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2005	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York

(State or Other Jurisdiction)

13-5648107

(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116

(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable

(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant hereby amends its Form 8-K of April 22, 2005, and its Form 8-K/A of July 5, 2005, to provide additional information regarding a transaction involving the Company’s Sonesta Beach Resort Key Biscayne, and to provide proforma financial information.

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 19, 2005, Sonesta Beach Resort Limited Partnership (“SBRLP”), a wholly owned subsidiary of Sonesta International Hotels Corporation, completed the transfer of the land and improvements of Sonesta Beach Resort, in Key Biscayne, Florida to a Partnership between SBRLP and affiliates of Fortune International, a Miami-based real estate development and brokerage firm (“Fortune”). SBRLP is a 50% limited partner in the new partnership, and affiliates of Fortune are the general partner and a limited partner, together owning a 50% interest in the Partnership.

The new Partnership, SBR-Fortune Associates, LLLP (“SBR-Fortune”), expects that the existing hotel, which has operated under the “Sonesta” flag since it opened in 1969, will remain in operation through July 2006, when it will be demolished and construction of a new 5-star resort is expected to begin. It is anticipated that the new condominium hotel will include 300-plus luxury hotel and residential condominium units, restaurants, meeting/function space, a spa, and other facilities customary to the finest resorts in South Florida.

On April 19, 2005, Sonesta transferred the land and improvements of Sonesta Beach Resort into SBR-Fortune, which is valuing the land at $120 million.  Sonesta received $30,011,000 in cash at the closing, and, in addition, an existing mortgage of $29,967,000 on the property was paid off by SBR-Fortune.  Sonesta also received a $60,022,000 equity position in SBR-Fortune. This value will be paid to Sonesta out of the first available net proceeds of the sale of condominium units, after repayment of (construction) debt.  Thereafter, Fortune will receive its initial $30 million equity contribution, plus any additional equity contributions it was required to make to develop the new resort.  Subsequent to Fortune fully recovering its investment, profits will be split equally.  Sonesta is not required to fund any additional equity beyond the contribution of the land.  Fortune will have the sole responsibility for arranging financing and completing construction of the new resort.

As of April 19, 2005, Sonesta will continue to operate the hotel under a token ($1 per year) lease with SBR-Fortune, until such time that SBR-Fortune is ready to commence construction on the new resort, which the parties currently estimate to be in August 2006.  Sonesta will be entitled to receive all operating profits during this period.  Sonesta does have the right to cease operations of the existing hotel on 60 days notice, in case revenues are insufficient to cover all expenses.

The cost of closing the existing hotel, including severance payments to employees, funding of vacation pay, pension obligations and other costs, will be paid by SBR-Fortune, up to a maximum of $4 million.  The Company believes this will be sufficient to cover these costs.

Once the new condominium hotel is completed, the non-guestroom areas of the hotel, which include restaurants, bars, meeting space, office and storage facilities, etc., (the “Hotel Lot”) will be transferred to a newly formed partnership, of which Sonesta is a 70% partner and general partner, and Fortune is a 30% limited partner.  Sonesta will operate the Hotel Lot, and will offer a rental program to the buyers of condo units that wish to make their units available for rental to the public.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

SONESTA INTERNATIONAL HOTELS CORPORATION	x $1,000

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

March 31, 2005

ASSETS

	Historical	Adjustments		Pro forma consolidated balance sheet
Current assets:
Cash	$5,220	$30,011	(a)	$29,530
		(129	)(b)
		(5,572	)(c)

Restricted cash	907	(363	)(b)	544
Accounts and notes receivable:	9,492	—		9,492
Prepaid and current deferred taxes	4,973	(4,274	)(d)	699
Inventories	1,107	—		1,107
Prepaid expenses and other	2,641	(250	)(a)	2,391

Total current assets	24,340	19,423		43,763

Long-term receivables and advances	8,777	—		8,777

Long-term deferred taxes	—	4,728	(d)	4,728

Property and equipment, at cost:
Land	9,102	—		9,102
Buildings	57,861	—		57,861
Furniture and equipment	42,280	—		42,280
Leasehold improvements	7,576	—		7,576
	116,819	—		116,819
Less accumulated depreciation and amortization	40,968	—		40,968
Net property and equipment	75,851	—		75,851

Other long-term assets	2,561	—		2,561

	$111,529	$24,151		$135,680

SONESTA INTERNATIONAL HOTELS CORPORATION	x $1,000

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

March 31, 2005

LIABILITIES, STOCKHOLDER’S EQUITY

	Historical	Adjustments		Pro forma consolidated balance sheet

Current Liabilities:
Accounts payable	$4,048	$—		$4,048
Advance deposits	2,450	—		2,450
Federal, foreign and state income taxes	597	6,335	(d)	6,932
Accrued liabilities	7,714	(492	)(b)	7,222
Total current liabilities	14,809	5,843		20,652

Long-term debt	69,600	(29,967	)(a)	34,061
		(5,572	)(c)

Deferred federal and state income taxes	5,881	(5,881	)(d)	—

Other non-current liabilities	5,872	—		5,872

Finance obligation	—	59,728	(a)	59,728

Commitments and contingencies

Common stockholders’ equity:
Common stock	4,882	—		4,882
Retained earnings	22,538	—		22,538
Treasury shares	(12,053)	—		(12,053)
Total common stockholders’ equity	15,367	—		15,367

	$111,529	$24,151		$135,680

SONESTA INTERNATIONAL HOTELS CORPORATION	x $1,000

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

For the three month period ended March 31, 2005

	Historical	Adjustments		Pro forma consolidated statement of income
Revenues:
Rooms	$14,272	$—		$14,272
Food and beverage	6,667	—		6,667
Management, license and service fees	1,715	—		1,715
Parking, telephone and other	2,474	—		2,474
Total revenues	25,128	—		25,128

Costs and expenses:
Costs and operating expenses	10,646	—		10,646
Advertising and promotion	1,859	—		1,859
Administrative and general	4,246	(128	)(a)	4,118
Human resources	402	—		402
Maintenance	1,395	—		1,395
Rentals	2,569	—		2,569
Property taxes	674	—		674
Depreciations and amortization	1,988	(38	)(a)	1,950
	23,779	(166)		23,613
Operating income	1,349	166		1,515

Other income (deductions):
Interest expense	(1,524)	656	(a)	(748)
		120	(b)
				—
Interest income	138	183	(c)	321
Foreign exchange loss	(10)	—		(10)
	(1,396)	959		(437)

Income (loss) before income taxes	(47)	1,125		1,078

Federal, foreign and state income tax provision (benefit)	(4,150)	404	(d)	(3,746)
	—	—		—
Net income	$4,103	$721		$4,824

Basis earnings per share of common stock	$1.11	$0.19		$1.30

Weighted average number of shares outstanding	3,698	3,698		3,698

SONESTA INTERNATIONAL HOTELS CORPORATION	x $1,000

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

For the year ended December 31, 2004

	Historical	Adjustments		Pro forma consolidated statement of income
Revenues:
Rooms	$51,291	$—		$51,291
Food and beverage	25,602	—		25,602
Management, license and service fees	4,319	—		4,319
Parking, telephone and other	8,695	—		8,695
Total revenues	89,907	—		89,907

Costs and expenses:
Costs and operating expenses	40,923	—		40,923
Advertising and promotion	7,203	—		7,203
Administrative and general	15,354	(616	)(a)	14,738
Human resources	1,588	—		1,588
Maintenance	5,596	—		5,596
Rentals	7,098	—		7,098
Property taxes	2,483	—		2,483
Depreciations and amortization	8,160	(150	)(a)	8,010
	88,405	(766)		87,639
Operating income	1,502	766		2,268

Other income (deductions):
Interest expense	(6,249)	2,715	(a)	(3,055)
		479	(b)

Interest income	389	732	(c)	1,121
Foreign exchange loss	10	—		10
Gain on sales of assets	172	—		172
	(5,678)	3,926		(1,752)

Income (loss) before income taxes	(4,176)	4,692		516

Federal, foreign and state income tax provision (benefit)	426	1,741	(d)	(1,991)
		(4,158	)(e)
	—	—		—
Net income (loss)	$(4,602)	$7,109		$2,507

Basis earnings (loss) per share of common stock	$(1.24)	$1.92		$0.68

Weighted average number of shares outstanding	3,698	3,698		3,698

NOTES TO THE PROFORMA FINANCIAL STATEMETNS (Unaudited)

Basis of presentation

The proforma balance sheet at March 31, 2005 presents the historical balance sheet of the Registrant and is adjusted to reflect the transfer of the land and improvements of the Sonesta Beach Resort Key Biscayne, assuming this transaction took place on March 31, 2005.

The proforma statements of operations for the year ended December 31, 2004, and for the three month period ended March 31, 2005, present the historical statements of income of the Registrant for the year ended December 31, 2004 and the three month period ended March 31, 2005, both of which are adjusted to reflect the transfer of the land and improvements of Sonesta Beach Resort Key Biscayne, and the temporary operations of the resort by the Company under the lease with SBR-Fortune, assuming this transaction took place on January 1, 2004 and January 1, 2005, respectively.

In accordance with Statement of Financial Accounting Standards (SFAS) no. 66 “Accounting for Sales of Real Estate”, the Company has deferred gain recognition on the property transfer due to its continuing involvement, and has recognized the cash received and the debt which was repaid as a finance obligation.

Since the Company continues to operate the existing Hotel, all the Hotel’s assets remain included in fixed assets, and continue to be depreciated.  All revenues and continuing expenses of the hotel operations are included in the statement of operations.

For federal and state income tax purposes, the Company will report a taxable gain in 2005 of approximately $29.7 million on this transaction, but will have the benefit of loss carryforwards from 2003 and 2004 of approximately $10.6 million.

Adjustments to proforma balance sheets

Following is a summary of the required adjustments to the proforma balance sheet at March 31, 2005:

a)              To record the cash proceeds and the repayment of the mortgage loan secured by the Sonesta Beach Resort Key Biscayne, reduced by the write off of unamortized loan costs, as a finance obligation.

b)             Payment of accrued and deferred interest on the Key Biscayne mortgage loan.

c)              To record the additional principal repayment of $5,572,000 on the mortgage loan secured by the Royal Sonesta Hotel Boston (Cambridge).

d)             To record the federal and state tax due for 2005 on the taxable income resulting from the transaction.

Adjustments to proforma statements of operations

Following is a description of the required adjustments to the proforma statements of operations for the three month period ending March 31, 2005 and the year ending December 31, 2004:

a)              Reduction of interest expense due to the repayment of the mortgage loan secured by the Sonesta Beach Resort Key Biscayne; reduction of depreciation expense due to the reduction in replacements of furniture, fixtures and equipment; and a reduction of administrative and general expenses, since the partnership into which the hotel assets were transferred will bear the expense of insuring the property.

b)             Reduction of the interest expense on the mortgage loan secured by Royal Sonesta Hotel Boston (Cambridge) because of the additional principal repayment.

c)              To record income earned from the investment of the cash proceeds.

d)             To record federal and state tax expense on the increase in income.

e)              To record a federal and state tax benefit for the 2003 and 2004 net operating losses, for which previously valuation allowances were recorded, since it was uncertain that the Company would realize a benefit for these losses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

By:	/S/ Boy van Riel
Boy van Riel
Vice President and Treasurer

August 16, 2005